Exhibit 1.1

EXECUTED VERSION

ABBVIE INC.

€1,400,000,000 0.375% Senior Notes due 2019

€1,450,000,000 1.375% Senior Notes due 2024

€750,000,000 2.125% Senior Notes due 2028

UNDERWRITING AGREEMENT

November 14, 2016

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Deutsche Bank AG, London Branch

Winchester House, 1 Great Winchester Street

London EC2N 2DB

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Merrill Lynch International
2 King Edward Street

London EC1A 1HQ

United Kingdom

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

As representatives of the several Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

AbbVie Inc., a Delaware corporation (the “Company”), proposes to issue and sell to, Barclays Bank, PLC, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc (together, the “Representatives”) and the other several underwriters named in Schedule II hereto (together with the Representatives, the “Underwriters”) pursuant to this Underwriting Agreement (this “Agreement”) the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued pursuant to the indenture dated as of November 8, 2012 (the “Base Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 1 dated as of November 8, 2012 (“Supplemental Indenture No. 1”) between the Company and the Trustee, the Supplemental Indenture No. 2 dated as of May 14, 2015 between the Company and the Trustee (the “Supplemental Indenture No. 2”), the Supplemental Indenture No. 3 dated as of May 12, 2016 (the “Supplemental Indenture No. 3”) between the Company and the Trustee and the Supplemental Indenture No. 4 to be dated November 17, 2016 between the Company, the Trustee, Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”) and Elavon Financial Service DAC, as transfer agent and registrar (the “Transfer Agent” and “Registrar”) (the “Supplemental Indenture No. 4,” and together with the Base Indenture and the Supplemental Indenture No. 1, Supplemental Indenture No. 2 and Supplemental Indenture No. 3, the “Indenture”).  In connection with the issuance of the Securities, the Company will enter into an agency agreement (the “Agency Agreement”), to be dated November 17, 2016, among the Trustee, the Company,, the Paying Agent, the Transfer Agent and the Registrar.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), including all exhibits thereto (but excluding Form T-1), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated April 27, 2015 is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and relating to the offering of the Securities, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

The Company understands that the Underwriters propose, subject to the provisions hereof and the selling restrictions disclosed in the Prospectus, to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

1.                        Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Representatives that:

(a)                                 No Stop Order; Status as a Well-Known Seasoned Issuer. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.  If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement;

(b)                                 Registration Statement, Prospectus and Disclosure at Time of Sale. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon the Underwriters’ Information (as defined in Section 8(b) below) relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee;

(c)                                  Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act in connection with the offering of the Securities has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company as of its date and at all times through the completion of the offering of the Securities complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus in connection with the offering of the Securities;

(d)                                 Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the Applicable Time and (c) at the Closing Time did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made,  not misleading;

(e)                                  No Material Adverse Change in Company Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case which is material to the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any material change in the consolidated capital stock or any material increase in the consolidated long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Prospectus;

(f)                                   Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where failure to be so qualified or in good standing would not, in the aggregate, have a material adverse effect upon the Company and its subsidiaries, taken as a whole;

(g)                                  Good Standing of Subsidiaries. Each of the “significant subsidiaries” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where failure to be so qualified or in good standing would not, in the aggregate, have a material adverse effect upon the Company and its subsidiaries, taken as a whole;

(h)                                 Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(i)                                     Authorization of the Securities. The Securities have been duly authorized and, when executed and authenticated and registered in the name of the holders thereof in the register of holders maintained for such purposes, in each case, in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters, in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general principles of equity (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture, subject to the Enforceability Exceptions and except as rights to indemnification and contribution may be limited under applicable law;

(j)                                    Authorization of the Indenture. The Indenture has been duly authorized and, assuming due execution and delivery by the Trustee, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Indenture and the Securities will conform to the descriptions thereof contained in the Time of Sale Prospectus as amended or supplemented with respect to such Securities;

(k)                                 Authorization of the Agency Agreement. The Agency Agreement has been duly authorized by the Company and, when duly executed in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions;

(l)                                     Absence of Defaults and Conflicts. The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws, each as amended, of the Company or (iii) result in a violation of any applicable law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties, in any such case described in clause (i) or (iii) the effects of which would, individually or in the aggregate, be materially adverse to the Company and its subsidiaries, taken as a whole;

(m)                             Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Securities, the Agency Agreement or the Indenture except such as have already been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and except as would not, individually or in the aggregate, be materially adverse to the Company’s ability to consummate the transactions contemplated by this Agreement, the Securities, the Agency Agreement or the Indenture or perform its obligations thereunder, as applicable;

(n)                                 Absence of Proceedings. Other than as set forth in the Time of Sale Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (including, without limitation, any proceedings before the United States Food and Drug Administration or comparable Federal, state, local or foreign governmental bodies) that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)                                 eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p)                                 Company Financial Statements. Except as noted therein, (i) the consolidated financial statements of the Company, and the related notes thereto, contained in the Time of Sale Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their combined cash flows for the periods specified; (ii) such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis; and (iii) the selected financial data of the Company and its subsidiaries contained in the Time of Sale Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company contained in the Time of Sale Prospectus;

(q)                                 Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith

(the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(r)                                    Accounting Controls. The Company and its subsidiaries (i) make and keep accurate books and records in all material respects and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management’s authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference;

(s)                                   Disclosure Controls. The Company has established, maintains and will maintain disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) which are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Company has carried out evaluations, and the Company will carry out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act;

(t)                                    Independent Registered Public Accounting Firm. Ernst & Young LLP, which has audited and reported on certain financial statements of the Company and its subsidiaries for the year ended December 31, 2015, is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission and the PCAOB.

(u)                                 Filing of Prospectus. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v)                                 Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(w)                               Anti-Corruption. None of the Company, its subsidiaries, affiliates, directors or officers has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained in this paragraph;

(x)                                 Investment Company. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(y)                                 Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except for any such action, suit or proceeding, individually or in the aggregate, as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(z)                                  OFAC. (i) None of the Company, its subsidiaries or, to the Company’s knowledge, any of their respective officers or directors is an individual or entity (“Person”) that is an Embargoed Person; provided that if any subsidiary of the Company becomes an Embargoed Person pursuant to clause (B)(3) of the definition thereof as a result of a country or territory becoming subject to any applicable Sanctions program after the Closing Date, such Person shall not be an Embargoed Person so long as the Company is taking reasonable steps to either obtain an appropriate license for transacting business in such country or territory or to cause such Person to no longer reside, be organized or chartered or have a place of business in such country or territory and such Person’s residing, being organized or chartered or having a place of business in such country or territory would not be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii)                                                “Embargoed Person” means (A) any country or territory that is the target of a sanctions program administered by U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or (B) any Person that (1) is or is owned or controlled by a Person publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC, (2) is the target of a sanctions program or sanctions list administered by OFAC, the State Department of the United States, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (3) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of a Sanctions program administered by OFAC that prohibits dealing with the government of such country or territory (unless such Person has an appropriate license to transact business in such country or territory or otherwise is permitted to reside, be organized or chartered or maintain a place of business in such country or territory without violating any Sanctions); and

(iii)                                             Except as permitted by Sanctions, the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

2.                        Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at purchase prices as set forth on Schedule I, in the respective principal amounts of Securities as set forth opposite its name in Schedule II hereto.

3.                        Terms of Offering. The Representatives have advised the Company that the Underwriters will, subject to the provisions hereof and the selling restrictions disclosed in the Prospectus, make a public offering of their respective proportions of the Securities purchased by the Underwriters hereunder as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus (including the selling and transfer restrictions contained therein).

4.                        Payment and Delivery. Payment for the Securities shall be made to the Company on instruction from Barclays Bank PLC at 10:00 a.m., London time on November 17, 2016 or at such other time and/or date as the Company and Barclays Bank PLC on behalf of the Underwriters may agree (the “Closing Date”) against delivery of global certificates representing the Securities (the “Registered Global Certificates”) to a common depositary for Euroclear Bank SA/NV (“Euroclear”) and for Clearstream Banking S.A. (“Clearstream”), duly executed in the name of USB Nominees (UK) Limited and in or substantially in the form provided in the Indenture, and duly registered in the registers maintained by the registrar for the relevant Securities.

Any transfer taxes payable in connection with the transfer of the Securities represented by any of the Registered Global Certificates to the Barclays Bank PLC on the Closing Date will be duly deducted from the net proceeds payable to the Company for the Securities, together with accrued interest, if any, to the date of payment and delivery.

5.                        Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the Closing Date, true and correct, the condition that each of them shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed and to the following additional conditions:

(a)                                 Effectiveness of Registration Statement; Filing of Prospectus.  The Registration Statement has become effective and at the Closing Time and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The filings required under Rule 424(b) shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  The Final Term Sheet (as defined herein) and any other material required to be filed by the Company pursuant to Rule 433(d) under the rules and regulations under the Securities Act shall have been timely filed.

(b)                                 Opinion of Counsel for the Underwriters. The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, with respect to such matters as may be reasonably requested by the Underwriters;

(c)                                  Opinion of the Company’s Internal Counsel. The Underwriters shall have received on the Closing Date an opinion of Kathleen Sheil Scheidt, Vice President, Securities & Benefits and Legal Operations and Assistant Secretary (or such other person who shall be a senior legal officer of the Company on the Closing Date), dated the Closing Date;

(d)                                 Opinion of Counsel for the Company. The Underwriters shall have received on the Closing Date an opinion of Mayer Brown LLP, outside counsel for the Company, dated the Closing Date and a negative assurance letter, dated the Closing Date;

(e)                                  Accountant’s Comfort Letter. The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as applicable, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants with respect to the Company’s consolidated financial statements and certain financial information for the years ended December 31, 2014 and December 31, 2015, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof;

(f)                                   No Material Adverse Change. (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest financial statements included in the Time of Sale Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there shall not have been any change in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(g)                                  No Downgrade. On or after the date of this Agreement (i) no downgrading shall have occurred, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded the Company (if any) or any of the securities of the Company or any of its subsidiaries by Moody’s Investor Services or Standard & Poor’s Ratings Service and (ii) neither organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)                                 Officers’ Certificate. The Company shall have furnished or caused to be furnished to the Representatives on the Closing Date a certificate of officers of the Company, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to the Closing Date and as to the matters set forth in 5(f) and 5(g);

(i)                                     Chief Financial Officer’s Certificate. On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and on the Closing Date, the Company shall have furnished to you a certificate, dated the respective dates of delivery thereof, of William J. Chase, Chief Financial Officer of the Company, in form and substance satisfactory to you and covering such matters as you may reasonably request;

(j)                                    Clearance and Settlement. The Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

(k)                                 Listing. The Company shall have applied to list the Securities on the New York Stock Exchange; and

(l)                                     Agency Agreement. The Representatives shall have received an executed copy of the Agency Agreement.

6.                        Covenants of the Company.  The Company covenants to each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information relating to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment;

(b)                                 Delivery of Prospectus. To furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. London time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or (f), as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Representatives may reasonably request;

(c)                                  Delivery of Registration Statement. Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus during any period when a prospectus relating to the Securities is required to be delivered under the Act, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, except as may be required by applicable law;

(d)                                 Issuer Free Writing Prospectuses. To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object; not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(e)                                  Continued Compliance with Securities Laws. If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, any event shall occur or condition exist as a result of which the Time of

Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law; provided that all such amendments or supplements comply with Section 6(c) hereof;

(f)                                   Filing of Amendments. If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriters or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense (unless such amendment or supplement shall be made more than six months after the date of this Agreement, in which case at the sole expense of the Underwriters), to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law; provided that all such amendments or supplements comply with Section 6(c) hereof;

(g)                                  Blue Sky Qualifications. To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualifications, if any, in effect so long as required for the underwriting of the Securities by the Underwriters; provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in a jurisdiction in which it is not otherwise subject;

(h)                                 Earning Statement. To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;

(i)                                     Fees and Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the counsel and accountants for the Company in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Agency Agreement, the Indenture, any Blue Sky survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 8(g) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum; (iv) any reasonable fees charged by securities rating services for rating the Securities; (v) the separately agreed fees and expenses of the Agent and the Trustee and any agent of the Trustee and the fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; (vi) all expenses and application fees related to the listing of the Securities on the New York Stock Exchange; (vii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities for eligibility for clearance and settlement through Clearstream and Euroclear and (viii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority,  and all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, Section 7 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on the transfer of any of the Securities by them, and any advertising expenses connected with any offers they may make; each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that Barclays Bank PLC may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by Barclays Bank PLC) as soon as practicable but in any case no later than 90 days following the Closing Date;

(j)                                    Regulation M. Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby;

(k)                                 Use of Proceeds. To use the proceeds from the sale of the Securities in the manner described in the Time of Sale Prospectus and the Prospectus;

(l)                                     Delivery of Documents. During the period of one year hereafter, the Company will furnish to the Underwriters, as soon as available, a copy of each of the reports, notices or communications sent to securityholders, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system;

(m)                             Common Depositary. To cooperate with the Underwriters and use its all reasonable endeavours to permit the Securities to be eligible for clearance and settlement through Clearstream and Euroclear;

(n)                                 Compliance with the Securities Act.  The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any material in connection with the offering and sale of the Securities other than the Time of Sale Prospectus and the Prospectus or other materials, if any, permitted by the Securities Act, or regulations promulgated pursuant to the Securities Act, and approved by the parties to this Agreement;

(o)                                 Compliance with FSMA: The Company will comply with all applicable provisions of the United Kingdom Financial Services and Markets Act 2000, as amended (“FSMA”) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(p)                                 Preparation of a Final Term Sheet. To prepare a final term sheet relating to the offering of the Securities (a “Final Term Sheet”), containing only information that describes the final terms of the Securities or the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities; and

(q)                                 Restriction on Sale of Securities. The Company also agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement or securities or warrants permitted with the prior written consent of the Representatives identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

7.                        Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                        Indemnity and Contribution.

(a)                                 The Company will indemnify and hold harmless each Underwriter, its directors, officers and employees, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities, joint or several, to which such Underwriter, director, officer, employee, controlling person or affiliate may become subject under such Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Prospectus or any amendment or supplement thereto, any free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, and will reimburse each Underwriter, director, officer, employee, controlling person or affiliate for any legal or other expenses reasonably incurred by such Underwriter, director, officer, employee or controlling person in connection with investigating or defending any such loss, damage, liability, action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, harm, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any free writing prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 8(b) below) relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, and provided further, that the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, liability, claim, damage or expense purchased Securities, or any person controlling such Underwriter, if the Company provides a copy of an amendment or supplement to the Prospectus or any free writing prospectus as theretofore provided to such Underwriter by the Company (with notice that such amendment or supplement contains additional or different material information from that previously provided) sufficiently far enough in advance of the time of sale in order to enable such Underwriter to convey such amendment or supplement to the purchaser of the Securities, and such amendment or supplement (x) was not conveyed by or on behalf of such Underwriter to such person at or prior to the entry into the contract of sale of the Securities by such person, and (y) would have cured the defect giving rise to such loss, liability, claim, damage or expense.

(b)                                 Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and its respective directors, officers and employees and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any of its respective directors, officers, employees or controlling persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liability (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, free writing prospectus, road show or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement, or omission or alleged omission was made in any Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, free writing prospectus or the Prospectus, or any such amendment or supplement, in reliance upon and conformity with written information furnished to the Company by such Underwriter through the

Representatives expressly for use therein; and each Underwriter will reimburse the Company, or any director, officer, employee or controlling person of the Company, for any legal or other expenses reasonably incurred by the Company, or any such director, officer, employee or controlling person in connection with investigating, or defending any such loss, damage, liability, action or claim as such expenses are incurred, but only with reference to the Underwriters’ Information (defined below) relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Time of Sale Prospectus, any free writing prospectus or the Prospectus or any amendment or supplement thereto. The Company hereby acknowledges that the only such information are the statements set forth in the fifth sentence of the fourth paragraph, the first, second and third paragraphs under the sub-heading “Stabilization and Short Positions,” in each case under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus (collectively, the “Underwriters’ Information”).

(c)                                  Promptly after receipt by an indemnified party under Sections 8(a) and 8(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such omission materially prejudices the indemnifying party. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d)                                 To the extent the indemnification provided for in Sections 8(a) and 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein (or actions in respect thereof), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law or if the indemnified party failed to give notice required under Section 8(c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the second hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or final judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(g)                                  The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.                        Termination. The Underwriters may terminate this Agreement by notice given by Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date there shall have occurred (i) a suspension of trading of the Company’s common shares by the Commission or the New York Stock Exchange; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal, New York State, United Kingdom or European Union authorities; (iv) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, the United Kingdom or the European Union; or (v) the outbreak or escalation of hostilities or the occurrence of any other calamity or crisis or any material adverse change in financial markets, if the effect of any such event specified in this clause (v) makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.                 Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of the Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of the Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the portion of such Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of the Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of the Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, and arrangements satisfactory to the Representatives, the Company, for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder but the Company shall then be under no further liability to any Underwriter with respect this Agreement except as provided in Section 6(i) and Section 8 hereof.

11.                 Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

12.                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

13.                 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.                 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.                 Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Barclays Bank PLC, 5 The North Colonnade, London E14 4BB, Facsimile: +44 (0) 20 7516-7548, Attention: Debt Syndicate; Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom, Attention: Syndicate Desk, Facsimile: +44 207 545 4455; J.P. Morgan Securities plc at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, Facsimile: +44(0)20 3493 0682; Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Facsimile: +44 207 995 0048, Attention: Syndicate Desk; and Morgan Stanley & Co. International plc at 25 Cabot Square, Canary Wharf, London E14 4QA, England, to the attention of Capital Markets — Debt Syndicate (Telephone No.: 011-44 207-425-7750; Facsimile No.: 011-44-207-425-999) and if to the Company, shall be delivered, mailed or sent to AbbVie Inc., 1 North Waukegan Road, North Chicago, Illinois 60064, Attention: Treasurer.

16.                 Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the parties hereto, each counterparty to a BRRD Party under this Agreement acknowledges and accepts  that a BRRD Liability arising under this Agreement may be subject to the exercise of

Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)                                                   the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)                           the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)                        the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii)                     the cancellation of the BRRD Liability;

(iv)                    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(v)                       the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)                                                   As used in this Section 16,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write- Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means any Underwriter subject to Bail-in Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

17.                 Agreement Among Underwriters; Stabilization. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Barclays Bank PLC, “Stabilizing Manager” means Barclays Bank PLC and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Agreement. The Company hereby confirms the authority of Barclays Bank PLC to make adequate public disclosure of information, and to act as the central point responsible for handling any request from a competent authority, in each case as required by Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of March 8, 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures. The parties hereto acknowledge and agree that:

(a)         the Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager;

(b)         there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action;

(c)          nothing contained in this Section 17 shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule II hereto; and

(d)         such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

18.                 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder. Any amounts payable by the Company or any Underwriter under this Section 18 shall be paid to the applicable Underwriter(s) or the Company (as applicable) as promptly as reasonably practicable.

[Signature pages follow]

Very truly yours,

ABBVIE INC.

By:	/s/ Robert Michael
Name: Robert A. Michael
Title: Vice President, Treasurer

 [Signature page to the Underwriting Agreement]

Accepted as of the date hereof

Barclays Bank PLC

Deutsche Bank AG, London Branch

J.P. Morgan Securities plc

Merrill Lynch International

Morgan Stanley & Co. International plc

Acting severally on behalf of themselves and the several

Underwriters named in Schedule II hereto.

Barclays Bank PLC

By:	/s/ Anthony Stringer
Name: Anthony Stringer
Title: Legal UK & Europe

Deutsche Bank AG, London Branch

By:	/s/ John C. McCabe
Name: John C. McCabe
Title: Managing Director

By:	/s/ Scott Flieger
Name: Scott Flieger
Title: Managing Director

J.P. Morgan Securities plc

By:	/s/ Selma Adhikary
Name: Selma Adhikary
Title: Executive Director

Merrill Lynch International

By:	/s/ Julien Roman
Name: Julien Roman
Title: Managing Director

Morgan Stanley & Co. International plc

By:	/s/ Delphine Mourot
Name: Delphine Mourot
Title: Executive Director

[Signature page to the Underwriting Agreement]

Accepted as of the date hereof

BNP Paribas

HSBC Bank plc

Société Générale

BNP Paribas

By:	/s/ Hugh Pryse-Davies
Name: Hugh Pryse-Davies
Title: Duly Authorised Signatory

BNP Paribas

By:	/s/ Maya Mehta
Name: Maya Mehta
Title: Authorised Signatory

HSBC Bank plc

By:	/s/ Stuart King
Name: Sturat King
Title: Director

Société Générale

By:	/s/ Andrew Menzies
Name: Andrew Menzies
Title: Managing Director

[Signature page to the Underwriting Agreement]

Accepted as of the date hereof

Banco Santander, S.A.

Credit Suisse Securities (Europe) Limited

DNB Markets, a division of DNB Bank ASA

Goldman, Sachs & Co.

Lloyds Bank plc

Mizuho International plc

MUFG Securities EMEA plc

RBC Europe Limited

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities International Limited

Banco Santander, S.A.

By:	/s/ Stephan Rottke
Name: Stephan Rottke
Title: E.D.

Banco Santander, S.A.

By:	/s/ Pablo Urgoiti
Name: Pablo Urgoiti
Title: Managing Director

Credit Suisse Securities (Europe) Limited

By:	/s/ Richard Johnson
Name: Richard Johnson
Title: Director

DNB Markets, a division of DNB Bank ASA

By:	/s/ Peter Behncke
Name: Peter Behncke
Title: Global Head of Investment Banking Division

Goldman, Sachs & Co.

By:	/s/ Ryan Gilliam
Name: Ryan Gilliam
Title: Vice President

Lloyds Bank plc

By:	/s/ Michael Kannerlander
Name: Michael Kammerlander
Title: Director, DCM

Mizuho International plc

By:	/s/ Guy Reid
Name: Guy Reid
Title: Managing Director

MUFG Securities EMEA plc

By:	/s/ Leonie Brown
Name: Leonie Brown
Title: Executive Director

RBC Europe Limited

By:	/s/ Ivan Browne
Name: Ivan Browne
Title: Duly Authorised Signatory

Standard Chartered Bank

By:	/s/ Spencer Maclean
Name: Spencer Maclean
Title: Head, DCM, Europe & Americas

U.S. Bancorp Investments, Inc.

By:	/s/ Mike Dullaghan
Name: Mike Dullaghan
Title: Vice President

Wells Fargo Securities International Limited

By:	/s/ Frank Pizzo
Name: Frank Pizzo
Title: Director

[Signature page to the Underwriting Agreement]

SCHEDULE I

Representatives:
Representatives to release lock-up under Section 6(n):	Barclays Bank PLC Deutsche Bank AG, London Branch J.P. Morgan Securities plc Merrill Lynch International Morgan Stanley & Co. International plc

Representatives authorized to appoint counsel under Section 8(c):	Barclays Bank PLC Deutsche Bank AG, London Branch J.P. Morgan Securities plc Merrill Lynch International Morgan Stanley & Co. International plc

Indenture:

Indenture dated as of November 8, 2012, as supplemented by the Supplemental Indenture No. 1 dated November 8, 2012, the Supplemental Indenture No. 2 dated May 14, 2015, the Supplemental Indenture No. 3 dated May 12, 2016, each as between the Company and the Trustee and the Supplemental Indenture No. 4 to be dated November 17, 2016, between the Company, the Trustee, the Paying Agent, the Transfer Agent and the Registrar

Trustee:	U.S. Bank National Association

Paying Agent:	Elavon Financial Services DAC, UK Branch

Registrar and Transfer Agent	Elavon Financial Services DAC

Registration Statement File No.:	333-203677

Time of Sale Prospectus:

1.              Basic Prospectus dated April 27, 2015 relating to the Shelf Securities

2.              The preliminary prospectus supplement dated November 14, 2016 relating to the Securities

3.              Electronic roadshow of the Company dated November 7, 2016

4.              Free writing prospectus dated November 14, 2016, containing a description of certain terms filed by the Company under Rule 433(d) of the Securities Act

1

Securities to be Purchased:	0.375% Senior Notes due 2019 1.375% Senior Notes due 2024 2.125% Senior Notes due 2028

Aggregate Principal Amount:	€1,400,000,000 0.375% Senior Notes due 2019 €1,450,000,000 1.375% Senior Notes due 2024 €750,000,000 2.125% Senior Notes due 2028

Purchase Price:

99.482% of the principal amount of the 0.375% Senior Notes due 2019

99.376% of the principal amount of the 1.375% Senior Notes due 2024

99.326% of the principal amount of the 2.125% Senior Notes due 2028

Maturity:	0.375% Senior Notes due 2019: November 18, 2019 1.375% Senior Notes due 2024: May 17, 2024 2.125% Senior Notes due 2028: November 17, 2028

Interest Rate:

0.375% Senior Notes due 2019: 0.375% per annum, accruing from November 17, 2016

1.375% Senior Notes due 2024: 1.375% per annum, accruing from November 17, 2016

2.125% Senior Notes due 2028: 2.125% per annum, accruing from November 17, 2016

Interest Payment Dates:

0.375% Senior Notes due 2019: November 18, commencing November 18, 2017

1.375% Senior Notes due 2024: May 17, commencing May 17, 2017

2.125% Senior Notes due 2028: November 17, commencing November 17, 2017

Closing Date and Time:	November 17, 2016, 10:00 a.m., London Time

Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

Address for Notices to Underwriters:	Barclays Bank PLC 5 The North Colonnade

2

Canary Wharf
London E14 4BB
United Kingdom
Tel: +44 (0)20 7773 9098
Facsimile: +44 (0)20 7516 7548
Attention: Debt Syndicate

Deutsche Bank AG, London Branch
Winchester House
1 Great Winchester Street
London, EC2N 2DB
United Kingdom
Attention: Syndicate Desk
Facsimile: +44 207 545 4455

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom
Facsimile: +44 20 3493 0682
Attention: Head of Debt Syndicate and Head of
EMEA Debt Capital Markets Group

Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom
Tel: +44 207 995 3966
Facsimile: +44 207 995 0048
Attn: Syndicate Desk

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4QA
Tel: +44 (0)20 7677 7799
Facsimile: +44 (0)20 7056 4984
Attention: Global Capital Markets — Head of
Transaction Management Group

Address for Notices to the Company:	AbbVie Inc. 1 North Waukegan Road North Chicago, Illinois 60064 Attention: Treasurer

3

SCHEDULE II

Underwriter	Principal Amount of 2019 Notes to be Purchased	Principal Amount of 2024 Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased
J.P. Morgan Securities plc	€210,000,000	€217,500,000	€112,500,000
Merrill Lynch International	210,000,000	217,500,000	112,500,000
Morgan Stanley & Co. International plc	210,000,000	217,500,000	112,500,000
Barclays Bank PLC.	140,700,000	145,725,000	75,375,000
Deutsche Bank AG, London Branch	140,700,000	145,725,000	75,375,000
BNP Paribas	71,400,000	73,950,000	38,250,000
HSBC Bank plc	71,400,000	73,950,000	38,250,000
Société Générale	71,400,000	73,950,000	38,250,000
Banco Santander, S.A.	28,000,000	29,000,000	15,000,000
Credit Suisse Securities (Europe) Limited	28,000,000	29,000,000	15,000,000
Goldman, Sachs & Co.	28,000,000	29,000,000	15,000,000
Mizuho International plc	28,000,000	29,000,000	15,000,000
MUFG Securities EMEA plc	28,000,000	29,000,000	15,000,000
RBC Europe Limited	28,000,000	29,000,000	15,000,000
Standard Chartered Bank	28,000,000	29,000,000	15,000,000
Wells Fargo Securities International Limited	28,000,000	29,000,000	15,000,000
DNB Markets, a division of DNB Bank ASA	16,800,000	17,400,000	9,000,000
Lloyds Bank plc	16,800,000	17,400,000	9,000,000
U.S. Bancorp Investments, Inc.	16,800,000	17,400,000	9,000,000
Total	€1,400,000,000	€1,450,000,000	€750,000,000